Exhibit 1.1

Execution Version

CONAGRA FOODS, INC.

8,067,227 Shares of Common Stock

UNDERWRITING AGREEMENT

January 7, 2013

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Underwriting Agreement

January 7, 2013

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Introductory. ConAgra Foods, Inc., a Delaware corporation (the “Company”), proposes to (i) issue and sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) 8,067,227 shares of Common Stock, par value $5.00 per share, of the Company (the “Common Stock”) and (ii) grant to Merrill Lynch the option described in Section 2(b) hereof to purchase all or any part of 1,176,471 additional shares of Common Stock. The aforesaid 8,067,227 shares of Common Stock (the “Initial Securities”) to be purchased by Merrill Lynch and all or any part of the 1,176,471 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Company understands that Merrill Lynch proposes to make a public offering of the Securities as soon as it deems advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-177140), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of certain securities, including the Securities, and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), in accordance with Rule 415 under the Securities Act. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are incorporated by reference therein or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 9:00 p.m., New York City time, on January 7, 2013

(the “Initial Sale Time”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.

The Company hereby confirms its agreements with Merrill Lynch as follows:

SECTION 1. Representations and Warranties of the Company.

The Company hereby represents, warrants and covenants to Merrill Lynch, as of the date hereof, the Initial Sale Time, the Closing Date (as defined below) and any Date of Delivery (as defined below), as follows:

a) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement and any post-effective amendments thereto are effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendments thereto has been issued under the Securities Act and no proceedings for that purpose have become or been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

The Registration Statement and any post-effective amendments thereto have been declared effective and as of the Initial Sale Time, at the Closing Date and at any Date of Delivery, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, at the Closing Date and at any Date of Delivery, neither the Prospectus (including any applicable prospectus wrapper) nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto (i) made in reliance upon and in conformity with information furnished to the Company in writing by Merrill Lynch expressly for use therein, it being understood and agreed that the only such information furnished by Merrill Lynch consists of the information described as such in Section 8 hereof or (ii) relating to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualifications (Form T-1) of the Trustee under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder.

Each Preliminary Prospectus and the Prospectus, and any amendments or supplements thereto, at the time of filing with the Commission, complied and will comply in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to Merrill Lynch for use in connection with the offering of the Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

b) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated January 7, 2013, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the pricing information set forth on Annex II hereto. As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by Merrill Lynch specifically for use therein, it being understood and agreed that the only such information furnished by Merrill Lynch consists of the information described as such in Section 8 hereof.

c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

d) Company is a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) as of the Execution Time, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the

Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

e) Company is not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that the Company notified or notifies Merrill Lynch as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Company has promptly notified or will promptly notify Merrill Lynch and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by Merrill Lynch specifically for use therein, it being understood and agreed that the only such information furnished by Merrill Lynch consists of the information described as such in Section 8 hereof. Each Issuer Free Writing Prospectus complied or will comply in all material respects with the requirements of the Securities Act on the date of first use, and the Company has complied or will comply with any filing requirements applicable to Issuer Free Writing Prospectuses pursuant to the Securities Act. The Company has retained or will retain in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not or are not required to be filed with the Commission.

g) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date, any Date of Delivery and the completion of Merrill Lynch’s distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by Merrill Lynch and included in Annex I hereto or the Registration Statement.

h) No Applicable Registration Rights. There are no persons with registration rights to have any equity or debt securities of the Company registered under the Securities Act for sale under the Registration Statement, except for such rights as have been duly waived.

i) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

j) Authorization and Description of the Securities. The Securities to be purchased by Merrill Lynch from the Company have been duly authorized for issuance and sale to Merrill Lynch pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The Common Stock conforms in all material respects to the description thereof contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

k) Accuracy of Statements in Prospectus. The statements in each of the Disclosure Package and the Prospectus under the captions “Description of Common Stock” and “Description of Capital Stock,” in each case insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.

l) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package, there has been (i) no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (any such change is called a “Material Adverse Change”) or (ii) to the Company’s knowledge, no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings or business affairs of the Ralcorp Holdings, Inc. (“Ralcorp”) and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business.

m) Independent Accountants. To the knowledge of the Company, KPMG LLP, who have expressed their opinion with respect to the Company’s audited financial statements for the fiscal years ended May 27, 2012, May 29, 2011 and May 30, 2010 incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act and the Exchange Act and are an independent registered public accounting firm with the Public Company Accounting Oversight Board.

n) Preparation of the Financial Statements. The financial statements together with the related notes thereto of the Company incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements comply as to form in all material respects with the accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise noted therein. The selected financial data and the summary financial information of the Company included in the Preliminary Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Company included in the Registration Statement, the Preliminary Prospectus and the Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly in all material respects the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The pro forma financial statements and related summary pro forma financial information (the “Pro Formas”) of the Company included or incorporated by reference in the Preliminary Prospectus and the Prospectus showing the effect of the proposed acquisition of Ralcorp by the Company (the “Merger”), and the related notes thereto, have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying the Pro Formas are reasonable. The Company has reviewed the financial statements together with the related notes thereto of Ralcorp incorporated by reference in the Preliminary Prospectus and the Prospectus with both Ralcorp and its independent registered public accounting firm, PricewaterhouseCoopers LLP, and, based on such review, to the Company’s knowledge, the financial statements together with the related notes thereto of Ralcorp incorporated by reference in the Preliminary Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of Ralcorp and Ralcorp’s consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified, and said financial statements comply as to form in all material respects with the accounting requirements of the Securities Act and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as otherwise noted therein.

o) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X, the “Significant Subsidiaries”) has been duly organized and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has corporate or limited liability company power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of the Company, to execute, deliver and perform its obligations under this Agreement. Each of the Company and the Significant Subsidiaries is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Change. All of the issued and outstanding shares of capital stock or equity securities of each wholly-owned Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through wholly-owned subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

p) Capitalization and Other Capital Stock Matters. As of November 25, 2012, the authorized, issued and outstanding capital stock of the Company is as set forth in the balance sheet contained in the Quarterly Report on Form 10-Q for the quarter ended November 25, 2012, which is incorporated by reference in the Disclosure Package and the Prospectus. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

q) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its Significant Subsidiaries is (i) in material violation or in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under its certificate of incorporation, charter or by-laws or similar organizational documents, as the case may be, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their respective properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate reasonably be expected to result in a Material Adverse Change or have a material adverse effect on the ability of the Company to perform its obligations under this Agreement. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate action and do not and will not result in any Default under the certificate of incorporation, charter or by-laws or similar organizational documents of the Company or any of its Significant Subsidiaries, (ii) do not and will not conflict with or constitute a breach of, or Default under, or give to others any rights of termination, acceleration or cancellation of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries under, any Existing Instrument, and (iii) do not and will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties, except, with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate reasonably be expected to result in a Material Adverse Change or have a material adverse effect on the ability of the Company to perform its obligations under this Agreement. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement or consummation of the transactions contemplated hereby, by the Disclosure Package or by the Prospectus, except such as have been or will be obtained or made by the Company under the Securities Act, the Exchange Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (the “FINRA”).

r) No Material Actions or Proceedings. Except as disclosed in the Disclosure Package and the Prospectus, there are no actions, suits, proceedings, inquiries or investigations before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, or any of its Significant Subsidiaries, which might reasonably be expected to result in a Material

Adverse Change or have a material adverse effect on the ability of the Company to perform its obligations under this Agreement.

s) Labor Matters. No material dispute with the employees of the Company or any of its subsidiaries exists that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

t) Intellectual Property Rights. Except as set forth in the Disclosure Package and the Prospectus, to the Company’s knowledge, the Company or its subsidiaries own or possess a valid right to use all patents, trademarks, service marks, trade names, copyrights, trade secret, know-how and other intellectual property (collectively, the “Intellectual Property”) used by the Company or its subsidiaries in, and material to, the conduct of the Company’s or its subsidiaries’ business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted. Except as set forth in the Disclosure Package and the Prospectus, (i) to the knowledge of the Company, there is no material infringement by third parties of any Intellectual Property material to the conduct of the Company’s business as now conducted, and (ii) there are no legal or governmental actions, suits, proceedings or claims pending or, to the Company’s knowledge, threatened, against the Company (A) challenging the Company’s rights in or to any Intellectual Property material to the conduct of the Company’s business as now conducted, (B) challenging the validity or scope of any Intellectual Property owned by the Company and material to the conduct of the Company’s business as now conducted, or (C) alleging that the operation of the Company’s business as now conducted infringes the Intellectual Property of any third party, in any case that would, in the case of this clause (C), individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

u) All Necessary Permits, etc. The Company and each Significant Subsidiary possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by, and have made all declarations and filings with, the appropriate state, federal or foreign regulatory agencies or bodies necessary to own their respective properties and to conduct their respective businesses, except where the failure to possess or to file would not reasonably be expected to result in a Material Adverse Change, and neither the Company nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

v) Title to Properties. Except as otherwise disclosed in the Disclosure Package and the Prospectus, and except as would not individually or in the aggregate have a Material Adverse Change, the Company and each of its Significant Subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(n) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects.

w) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings, except where a default to make such filings or payments would not reasonably be expected to result in a Material Adverse Change. The Company has made appropriate provisions in the applicable financial statements referred to in Section 1(n) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

x) Company Not an Investment Company. The Company is not, and solely giving effect to the receipt of payment for the Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

y) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

z) No Unlawful Contributions or Other Payments. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, employee or affiliate of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

aa) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

bb) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

cc) Compliance with Environmental Laws. Except as otherwise disclosed in the Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law, regulation, order, permit or other legal requirement relating to pollution or protection of human health (with respect to exposure to Materials of Environmental Concern, as hereinafter defined) or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of regulated chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law, except as would not, individually or in the aggregate, reasonably be expected to result in Material Adverse Change; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries or, the Company’s knowledge, any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (iii) to the Company’s knowledge, there has been no release, emission, discharge, presence or disposal of any Material of Environmental Concern in connection with the operation of Company or any of its subsidiaries, that reasonably could be expected to result in a violation of any Environmental Law or require expenditures to be incurred pursuant to Environmental Law, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and (iv) neither the Company nor any of its subsidiaries is subject to any pending or, to the Company’s knowledge, threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.

dd) ERISA Compliance. The Company and its subsidiaries and each “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or, except as would not reasonably be expected to result in material liability to the Company or any of its subsidiaries, any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any material “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor, except as would not reasonably be expected to result in material liability to the Company or any of its subsidiaries, any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan,” (ii) Sections 412, 4971 or 4975 of the Internal Revenue Code, or (iii) Section 4980B of the Internal Revenue Code with respect to the excise tax imposed thereunder. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service and nothing has occurred, whether by action or failure to act, which is reasonably likely to cause disqualification of any such employee benefit plan under Section 401(a) of the Internal Revenue Code.

ee) Sarbanes-Oxley Compliance. The Company is in compliance, and will comply, in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

ff) Company’s Accounting System. The Company and its subsidiaries maintain systems of “internal control over financial reporting,” as such term is defined in Rule 13a-15(f) under the Exchange Act, that comply with the requirements of the Exchange Act. Except as disclosed in the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

gg) Internal Controls and Procedures. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

hh) Accuracy of Exhibits. There are no franchises, contracts or documents which are required to be described in the Registration Statement, the Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

ii) Merger. Nothing has come to the Company’s attention that has caused it to believe that the Merger will not be consummated substantially in accordance with the terms and conditions of the Agreement and Plan of Merger, dated as of November 26, 2012, among Ralcorp, the Company and Phoenix Acquisition Sub Inc.

Any certificate signed by an officer of the Company and delivered to Merrill Lynch or to counsel for Merrill Lynch shall be deemed to be a representation and warranty by the Company to Merrill Lynch as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Securities.

a) Initial Securities. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company agrees to issue and sell to Merrill Lynch the Initial Securities at the price per share of $29.155 and Merrill Lynch agrees to purchase from the Company the Initial Securities.

b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to Merrill Lynch to purchase up to an additional 1,176,471 shares of Common Stock, at the price per share of $29.155, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time on one, but not more than one, occasion upon notice by Merrill Lynch to the Company setting forth the number of Option Securities as to which it is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date.

c) Payment for the Securities. Payment of the purchase price for the Initial Securities shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.

In addition, in the event that any or all of the Option Securities are purchased by Merrill Lynch, payment of the purchase price for such Option Securities shall be made by wire transfer of immediately available funds to the order of the Company on each Date of Delivery as specified in the notice from Merrill Lynch to the Company.

d) Delivery of the Securities. The Company shall deliver, or cause to be delivered, to Merrill Lynch certificates for the Initial Securities, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor, at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, NY 10019 (or such other place as may be agreed to by the Company and Merrill Lynch) at 9:00 a.m., New York City time, on January 11, 2013, or such other time and date as Merrill Lynch and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”). The certificates for the Initial Securities shall be in such amounts and registered in such names as Merrill Lynch shall have requested at least two full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as Merrill Lynch may designate.

In addition, in the event that any or all of the Option Securities are purchased by Merrill Lynch, the Company shall deliver, or cause to be delivered, to Merrill Lynch certificates for the Option Securities, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor, at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, NY 10019 (or such other place as may be agreed to by the Company and Merrill Lynch) at 9:00 a.m., New York City time, on each Date of Delivery. The certificates for the Option Securities shall be in such amounts and registered in such names as Merrill Lynch shall have requested at least two full business days prior to the Date of Delivery and shall be made available for inspection on the business day preceding the Date of Delivery at a location in New York City, as Merrill Lynch may designate.

Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of Merrill Lynch.

SECTION 3. Covenants of the Company.

The Company covenants and agrees with Merrill Lynch as follows:

a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B of the Securities Act, and will promptly notify Merrill Lynch of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information regarding the Preliminary Prospectus or the Prospectus, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings of the Preliminary Prospectus and the Prospectus necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

b) Filing of Amendments. During such period beginning on the date of this Agreement and ending on the later of the Closing Date, any Date of Delivery or such date as, in the opinion of counsel for Merrill Lynch, the Prospectus is no longer required by law to be delivered in connection with sales of the Securities by an underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), the Company will give Merrill Lynch notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act), or any amendment or supplement to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish Merrill Lynch with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Merrill Lynch or its counsel shall reasonably object; provided, however, that with respect to any proposed amendment or supplement resulting solely from the incorporation by reference of any report to be filed under the Exchange Act, Merrill Lynch shall be deemed to have consented to the filing or use of such report if they do not respond to the Company within 12 hours of being provided such report.

c) Delivery of Registration Statements. The Company will deliver to Merrill Lynch, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The Registration Statement and each amendment thereto furnished to Merrill Lynch will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

d) Delivery of Prospectuses. The Company will deliver to Merrill Lynch, without charge, as many copies of the Preliminary Prospectus and any document incorporated by reference therein as it may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to Merrill Lynch, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus and any document incorporated by reference therein as it may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to Merrill Lynch will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

e) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus during the Prospectus Delivery Period. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for Merrill Lynch or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Company will (1) notify Merrill Lynch of any such event, development or condition and (2) promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Company will furnish to Merrill Lynch, without charge, such number of copies of such amendment or supplement as it may reasonably request.

f) Blue Sky Compliance. The Company shall cooperate with Merrill Lynch and its counsel to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by Merrill Lynch, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company will advise Merrill Lynch promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus.

h) Listing. The Company will use its best efforts to effect and maintain the listing of the Securities on the New York Stock Exchange.

i) Restriction on Sale of Securities. During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option, warrant or other right or the conversion of a security outstanding on the date hereof, (C) any shares of Common Stock or other securities issued or granted pursuant to an existing employee and/or director benefit plan, equity incentive plan or dividend reinvestment plan of the Company, (D) any employee stock purchase plan, (E) the filing of a registration statement on Form S-8 or other appropriate forms as required by the Securities Act, and any amendments thereto, relating to the Common Stock or other equity-based securities issuable pursuant to the Company’s employee benefit plans or equity incentive plans; or (F) the issuance of Common Stock (i) in connection with any merger, acquisition or other business combination or (ii) in exchange for the assets of, or a majority or controlling portion of the equity of, another entity, provided that (x) the aggregate number of shares of Common Stock so issued pursuant to the exception in this subsection (F) shall not exceed 5% of the aggregate number of shares of Common Stock of the Company outstanding after giving effect to such issuance and any similar or related issuances and (y) prior to the issuance of such shares each recipient of such shares shall execute an agreement in the form of Exhibit A.

j) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of Merrill Lynch, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of Merrill Lynch shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by Merrill Lynch is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by Merrill Lynch of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, or (ii) information permitted by Rule 134 under the Securities.

k) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by and in accordance with Rule 456(b)(1) and 457(r) of the Securities Act.

l) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

SECTION 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors to the Company and Ralcorp, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or Merrill Lynch in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws, and, if requested by Merrill Lynch, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising Merrill Lynch of such qualifications, registrations and exemptions (provided that the amount for such survey or memorandum shall not exceed $5,000), (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to Merrill Lynch in connection with, the review, if any, by the FINRA of the terms of the sale of the Securities (provided that any fees of such counsel shall not exceed $5,000), (vii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, (viii) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (ix) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, Merrill Lynch shall pay its own expenses, including the fees and disbursements of its counsel.

SECTION 5. Conditions of the Obligations of Merrill Lynch. The obligations of Merrill Lynch to purchase and pay for the Initial Securities as provided herein on the Closing Date and any Option Securities as provided herein on any Date of Delivery shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof, as of the Initial Sale Time, as of the Closing Date and as of any Date of Delivery as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

a) Effectiveness of Registration Statement. The Registration Statement and any post-effective amendments thereto shall be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendments thereto shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to Merrill Lynch. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b).

b) Accountants’ Comfort Letter. On the date hereof, Merrill Lynch shall have received from KPMG LLP, independent public accountants for the Company, a letter dated the date hereof addressed to Merrill Lynch, in form and substance satisfactory to it with respect to the audited financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus, including Pro Formas contained in the Preliminary Prospectus and the Prospectus. On the date hereof, Merrill Lynch shall have received from PricewaterhouseCoopers LLP, independent public accountants for Ralcorp, a letter dated the date hereof addressed to Merrill Lynch, in form and substance satisfactory to Merrill Lynch with respect to the audited financial statements and certain financial information contained or incorporated by reference in the Preliminary Prospectus and the Prospectus.

c) Bring-down Comfort Letter. On the Closing Date, Merrill Lynch shall have received from KPMG LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to Merrill Lynch, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date. On the Closing Date, Merrill Lynch shall have received from PricewaterhouseCoopers LLP, independent public accountants for Ralcorp, a letter dated such date, in form and substance satisfactory to Merrill Lynch, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

d) Ratings Agency Change. For the period from and after the date of this Agreement and prior to or on the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) under the Exchange Act.

e) Opinion of Counsel for the Company. On the Closing Date, Merrill Lynch shall have received the opinion of each of (i) Jones Day, counsel for the Company, dated as of such Closing Date, in form and substance reasonably satisfactory to Merrill Lynch and (ii) Colleen Batcheler, Executive Vice President, General Counsel and Corporate Secretary of the Company, or any other Company attorney reasonably satisfactory to Merrill Lynch, in form and substance reasonably satisfactory to Merrill Lynch.

f) Opinion of Counsel for Merrill Lynch. On the Closing Date, Merrill Lynch shall have received the opinion of Sidley Austin LLP, counsel for Merrill Lynch, dated as of such Closing Date, in form and substance reasonably satisfactory to Merrill Lynch, with respect to such matters as may be reasonably requested by it.

g) Officers’ Certificate. On the Closing Date, Merrill Lynch shall have received a written certificate executed by the Chief Executive Officer, an Executive Vice President or a Senior Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect that:

(i) the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or, to the knowledge of the Company, threatened by the Commission;

(ii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form;

(iii) the representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iv) the Company has complied in all material respects with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

h) Approval of Listing. On or before the Closing Date, the Securities shall have been approved for listed on the New York Stock Exchange, subject only to official notice of issuance.

i) Lock-up Agreements. At the date of this Agreement, Merrill Lynch shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule A hereto.

j) Conditions to Purchase of Option Securities. In the event that Merrill Lynch exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, Merrill Lynch shall have received:

(i) Officers’ Certificate. A written certificate, dated such Date of Delivery, of the Chief Executive Officer, Executive Vice President or a Senior Vice President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company confirming that the certificate delivered at the Closing Date pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. The opinion of each of (i) Jones Day, counsel for the Company, dated as of such Date of Delivery, in form and substance reasonably satisfactory to Merrill Lynch and (ii) Colleen Batcheler, Executive Vice President, General Counsel and Corporate Secretary of the Company, or any other Company attorney reasonably satisfactory to Merrill Lynch, dated as of such Date of Delivery, in form and substance reasonably satisfactory to Merrill Lynch, each relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(e) hereof.

(iii) Opinion of Counsel for Merrill Lynch. Merrill Lynch shall have received the opinion of Sidley Austin LLP, counsel for Merrill Lynch, dated as of such Date of Delivery, in form and substance reasonably satisfactory to it, with respect to such matters as may be reasonably requested by Merrill Lynch, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

(iv) Bring-down Comfort Letter. Merrill Lynch shall have received a letter from each of KPMG LLP, independent public accountants for the Company, and PricewaterhouseCoopers LLP, independent public accountants for Ralcorp, each in form and substance satisfactory to it and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to Merrill Lynch pursuant to Section 5(c) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

k) Additional Documents. On or before the Closing Date and each Date of Delivery (if any), Merrill Lynch and its counsel shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by Merrill Lynch by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8, 9 and 16 shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Merrill Lynch’s Expenses. If this Agreement is terminated by Merrill Lynch pursuant to Section 5 or 10, or if the sale to Merrill Lynch of the Securities is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse Merrill Lynch upon demand for all out-of-pocket expenses that shall have been reasonably incurred by Merrill Lynch in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

SECTION 8. Indemnification.

(a) Indemnification of Merrill Lynch. The Company agrees to indemnify and hold harmless Merrill Lynch, its directors, officers, employees and agents, and each person, if any, who controls Merrill Lynch within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which Merrill Lynch or such director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse Merrill Lynch and each such director, officer, employee, agent and controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch) as such expenses are reasonably incurred by Merrill Lynch or such director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Merrill Lynch agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of Merrill Lynch), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The

Company hereby acknowledges that the only information furnished to the Company by Merrill Lynch expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the fourth paragraph, the second sentence of the eleventh paragraph and the twelfth paragraph under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that Merrill Lynch may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by Merrill Lynch and that all such reasonable fees and expenses shall be reimbursed as they are incurred). Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel (which approval shall not be unreasonably withheld), the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement or compromise of, or consent to the entry of any judgment with respect to, any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and Merrill Lynch, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and Merrill Lynch, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and Merrill Lynch, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by Merrill Lynch, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company, on the one hand, and Merrill Lynch, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or Merrill Lynch, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and Merrill Lynch agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, Merrill Lynch shall not be required to contribute any amount in excess of the underwriting commissions received by Merrill Lynch in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each director, officer, employee and agent of Merrill Lynch and each person, if any, who controls Merrill Lynch within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as Merrill Lynch, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

SECTION 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by Merrill Lynch by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, as in the judgment of Merrill Lynch is material and adverse and makes it impracticable or inadvisable to market the Securities in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of Merrill Lynch there shall have occurred any Material Adverse Change; or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services. Any termination pursuant to this Section 10 shall be without liability of any party to any other party except as provided in Sections 4 and 6 hereof, and provided further that Sections 4, 6, 8, 9 and 16 shall survive such termination and remain in full force and effect.

SECTION 11. No Fiduciary Duty. The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and Merrill Lynch, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction Merrill Lynch is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) Merrill Lynch has not assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether Merrill Lynch has advised or is currently advising the Company on other matters) and Merrill Lynch has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) Merrill Lynch and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that Merrill Lynch has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) Merrill Lynch has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and Merrill Lynch with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against Merrill Lynch with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and of Merrill Lynch set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of Merrill Lynch, its officers or employees, or any person controlling it, the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be, or (B) acceptance of the Securities and payment for them hereunder and (ii) will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to Merrill Lynch:

Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated

One Bryant Park

New York, NY 10036

Attention: Syndicate Department

Facsimile: (646) 855-3073

with copies to:

Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated

One Bryant Park

New York, NY 10036

Attention: Emerging Capital Markets – Legal

Facsimile: (212) 230-8730

Sidley Austin LLP

One South Dearborn Street

Chicago, IL 60603

Facsimile: (312) 853-7036

Attention: Brian J. Fahrney

If to the Company:

ConAgra Foods, Inc.

One ConAgra Drive

Omaha, NE 68102

Facsimile: (402) 517-9267

Attention: General Counsel

with a copy to:

Jones Day

North Point

901 Lakeside Avenue

Cleveland, OH 44114

Facsimile: (216) 579-0212

Attention: Michael J. Solecki

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the directors, officers, employees, agents and controlling persons referred to in Sections 8 and 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from Merrill Lynch merely by reason of such purchase.

SECTION 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.

Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 17. General Provisions. This Agreement may be executed by facsimile or other electronic transmission and in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

[Signatures follow on next page]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

CONAGRA FOODS, INC.

By:	/s/ Scott Messel
Name: Scott Messel
Title: Senior Vice President, Treasurer and Assistant Corporate Secretary

Signature Page to the Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by Merrill Lynch as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Joseph McIntosh
Name: Joseph McIntosh Title: Managing Director

Signature Page to the Underwriting Agreement

SCHEDULE A

List of Persons Subject to Lock-up

Gary M. Rodkin

John F. Gehring

Andre J. Hawaux

Brian L. Keck

Paul T. Maass

Sch-A

ANNEX I

Issuer Free Writing Prospectuses

Net road show posted January 7, 2013.

ANNEX II

Pricing Information Provided Orally

Number of Initial Securities: 8,067,227

Number of Option Securities: 1,176,471

Price per share of Securities to the public: $29.75

EXHIBIT A

Form of Lock-Up Agreement

January     , 2013

Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated

One Bryant Park

New York, New York 10036

Re:	Proposed Public Equity Offering by ConAgra Foods, Inc.

Dear Sirs:

The undersigned, an officer of ConAgra Foods, Inc., a Delaware corporation (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of shares (the “Securities”) of the Company’s common stock, par value $5.00 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as an officer of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Merrill Lynch that, during the period beginning on the date hereof and ending on the date that is 60 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933 or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch, provided that (1) Merrill Lynch receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

1.	pursuant to a will or the laws of intestacy;

Exh. A-1

2.	as a bona fide gift or gifts;

3.	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

4.	to a member of the undersigned’s immediate family.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may also, without the prior written consent of Merrill Lynch:

1.	establish a contract, instruction or plan (a “10b5-1 Plan”) meeting the requirements of Rule 10b5-1(c)(1) under the Exchange Act, provided that any such action would not require any public filings or reporting by the undersigned, including filing under Section 13 or Section 16 of the Exchange Act and no such public reports are voluntarily filed by the undersigned;

2.	transfer Lock-Up Securities or securities convertible into or exercisable or exchangeable for Lock-Up Securities pursuant to a 10b5-1 Plan;

3.	exercise a warrant or an option to purchase, or settle any other equity award for, shares of Common Stock (provided that any shares of Common Stock received are subject to the restrictions contained in this agreement); or

4.	transfer Lock-Up Securities to the Company to satisfy any payment or withholding obligations in connection with the exercise or settlement of any equity awards under the Company’s equity compensation plans in existence on the date hereof.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

Exh. A-2